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                                                                    Exhibit 12.1

                Computation of Ratio of Earnings to Fixed Charges
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                                             9 months ended Sept 30                      12 Months ended December 31
             ($ Thousands)                   ----------------------       ------------------------------------------------------
         CONTINUING OPERATIONS                2003           2002         2002        2001        2000        1999          1998
----------------------------------------      ----           ----         ----        ----        ----        ----          ----
Income before Tax & Minority Interest      $207,318      $  705,910   $(2,230,286) $1,073,067  $ 936,628   $ 456,732     $  855,657
                                           --------      ----------   -----------  ----------  ---------   ---------     ----------
Fixed Charges:
  Interest Expense                         $261,090      $  276,904   $   367,973  $  384,896  $  276,099  $ 192,954     $  137,211
  Operating Lease Rental Expenses          $343,500      $  343,500   $   458,000  $  390,000  $  287,000  $ 303,000     $  304,000
  1/3 of Operating Lease Rental Expenses   $114,500      $  114,500   $   152,667  $  130,000  $   95,667  $ 101,000     $  101,333
                                           --------      ----------   -----------  ----------  ---------   ---------     ----------
Fixed Charges                              $375,590      $  391,404   $   520,640  $  514,896  $  371,766  $ 293,954     $  238,544
                                           --------      ----------   -----------  ----------  ---------   ---------     ----------
IBT&MI + Fixed Charges                     $582,908      $1,097,314   $(1,709,646) $1,587,963  $1,308,394  $ 750,686     $1,094,201
                                           ========      ==========   ===========  ==========  ==========  =========     ==========
RATIO                                         1.6             2.8        (3.3)          3.1        3.5        2.6            4.6


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